Exhibit 99.1

FOR IMMEDIATE RELEASE

Group 1 Automotive Announces Commencement of Cash Tender Offer for Any and All of its 3.00% Convertible Senior Notes Due 2020

Houston, Texas — May 7, 2014 — Group 1 Automotive, Inc. (NYSE: GPI) (the “Company”), an international, Fortune 500 automotive retailer, today announced that it has commenced a tender offer to purchase for cash any and all of its outstanding 3.00% Convertible Senior Notes due 2020 (CUSIP No. 398905AG4) (the “Notes”). The tender offer (the “Offer”) is being made upon the terms and subject to the conditions set forth in the Company’s Offer to Purchase, dated May 7, 2014, and the related Letter of Transmittal. The Offer will expire at 12:00 midnight, New York City time, on Tuesday, June 24, 2014, unless it is extended or earlier terminated by the Company (as may be extended by the Company, the “Expiration Date”). As of the date hereof, there is $115,000,000 aggregate principal amount of Notes outstanding.

Upon the terms and subject to the conditions of the Offer, holders of Notes who validly tender and do not validly withdraw their Notes prior to 12:00 midnight, New York City time, on the Expiration Date, will receive, for each $1,000 principal amount of such Notes accepted for purchase, a cash purchase price equal to the sum of (i) the Average Volume Weighted Average Price (“VWAP”) (as defined below) multiplied by 26.4021 plus (ii) a fixed cash amount of $169.00, provided that in no event will the Purchase Price be less than $1,621.12 or more than $2,545.19 per $1,000 principal amount of such Notes. In addition, holders will receive, in respect of their Notes that are accepted for purchase, accrued and unpaid interest on such Notes to, but excluding, the settlement date of the Offer.

“Average VWAP” is the simple arithmetic average of the “Daily VWAP” over the “Averaging Period.” The “Averaging Period” means the period of 32 consecutive trading days beginning on May 9, 2014 and ending on the Expiration Date. For the avoidance of doubt, if up to three scheduled trading days during the period beginning on May 9, 2014 are not trading days, the Company will extend the Expiration Date by a number of scheduled trading days that equals the number of scheduled trading days that were not trading days. The Daily VWAP for any trading day means the per share volume-weighted average price of the Company’s common stock on the New York Stock Exchange, as displayed under the heading “Bloomberg VWAP” on Bloomberg page “GPI.N <equity> AQR” (or its equivalent successor if such page is not available), in respect of the period from scheduled open of trading until the scheduled close of trading of the primary trading session of the New York Stock Exchange on such trading day. The Daily VWAP will be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

The Company will determine the final purchase price promptly after the close of trading on the New York Stock Exchange on June 24, 2014 and announce the final purchase price no later than 4:30 p.m., New York City time, on that day. The final purchase price will also be available by that time at http://www.gbsc-usa.com/GPI and from the information agent for the Offer. Prior to the determination of the final purchase price, an indicative purchase price will be available at that same web address and from the information agent for the Offer.

The terms and conditions of the Offer appear in the Offer to Purchase and the Letter of Transmittal, both of which will be distributed to holders of the Notes. The Offer is not subject to any minimum tender condition. However, the Offer is subject to certain other conditions, including a financing condition, as more fully described in the Offer to Purchase. The Company expressly reserves the right to waive these conditions in whole or in part at any or at various times in its sole discretion.

None of the Company’s management, its board of directors, the dealer manager, the depositary or the information agent makes any recommendation to any holder of Notes as to whether to tender any Notes. None of the Company’s management, its board of directors, the dealer manager, the depositary or the information agent has authorized any person to give any information or to make any representation in connection with the Offer other than the information and representations contained in the Offer to Purchase or in the Letter of Transmittal.

Information on the Offer

Wells Fargo Securities, LLC is acting as dealer manager for the Offer. Global Bondholder Services Corporation is acting as the depositary for the Offer and as the information agent for the Offer. Questions regarding the Offer should be directed to Wells Fargo Securities, LLC, (800) 326-5897 (toll-free). Requests for copies of the Offer to Purchase and the Letter of Transmittal may be directed to Global Bondholder Services Corporation by phone at (866) 794-2200 (toll free) or (212) 430-3774 (collect) or in writing at 65 Broadway, Suite 404, New York, New York 10006.

This press release is for information purposes only and shall not constitute an offer to purchase, a solicitation of an offer to purchase, or a solicitation of an offer to sell securities nor an offer to sell or solicitation of an offer to purchase new securities. The Offer may be made only pursuant to the terms and conditions of the Offer to Purchase, the Letter of Transmittal and the other related Offer materials. An issuer tender offer statement on Schedule TO, including the Offer to Purchase and the Letter of Transmittal, describing the Offer will be filed with the Securities and Exchange Commission (“SEC”). Holders of the Notes are encouraged to read the Schedule TO and its exhibits carefully before making any decision with respect to the Offer because it contains important information. The Schedule TO, the Offer to Purchase, the Letter of Transmittal and other related Offer materials will be available free of charge at the website of the SEC at www.sec.gov and on the company’s website at www.group1auto.com. In addition, the Company will provide copies of the Schedule TO and related Offer materials upon request free of charge to holders of the Notes.

About Group 1 Automotive, Inc.
Group 1 owns and operates 151 automotive dealerships, 192 franchises, and 37 collision centers in the United States, the United Kingdom and Brazil that offer 34 brands of automobiles. Through its dealerships, the Company sells new and used cars and light trucks; arranges related vehicle financing, service and insurance contracts; provides automotive maintenance and repair services; and sells vehicle parts.

Forward-looking Information
This press release contains “forward-looking statements”, which are statements related to future events. These forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. In this context, the forward-looking statements often include statements regarding our goals, plans, projections and guidance regarding our financial position, results of operations, market position, pending and potential future acquisitions and business strategy, and often contain words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “should,” “foresee,” “may” or “will” and similar expressions. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate. Any such forward-looking statements are not assurances of future performance and involve risks and uncertainties that may cause actual results to differ materially from those set forth in the statements. These risks and uncertainties include, among other things, (a) general economic and business conditions, (b) the level of manufacturer incentives, (c) the future regulatory environment, (d) our ability to obtain an inventory of desirable new and used vehicles, (e) our relationship with our automobile manufacturers and the willingness of manufacturers to approve future acquisitions, (f) our cost of financing and the availability of credit for consumers, (g) our ability to complete acquisitions and dispositions and the risks associated therewith, (h) foreign exchange controls and currency fluctuations, and (i) our ability to retain key personnel. For additional information regarding known material factors that could cause our actual results to differ from our projected results, please see our filings with the SEC, including our Annual Report on Form 10-K, our Quarterly Report on Form 10- Q and our Current Reports on Form 8-K. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.

SOURCE: Group 1 Automotive, Inc.

Investor contacts:
Sheila Roth
Manager, Investor Relations
Group 1 Automotive, Inc.
713-647-5741 | sroth@group1auto.com | www.group1auto.com

Media contacts:
Pete DeLongchamps
V.P. Manufacturer Relations, Financial Services and Public Affairs
Group 1 Automotive, Inc.
713-647-5770 | pdelongchamps@group1auto.com | www.group1auto.com
or
Clint Woods
Pierpont Communications, Inc.
713-627-2223 | cwoods@piercom.com